UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

     WORLD MONITOR TRUST III – SERIES J
(Exact name of registrant as specified in its charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

680 Fifth Avenue, Suite 1901, New York, NY 10019
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 596-3480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.	Change in Control.
(a)	Effective January 1, 2018, full (100%) ownership of the parent company of Kenmar Preferred Investments, LLC – the Investment Manager for World Monitor Trust III was assumed by its long standing minority owner, the Bustan Trust. As an investor in the Registrant, the Managing Owner will continue to deliver the same investment advice and support that you have been receiving since you decided to invest in the Registrant.

See attached letter to investors being distributed with the monthly investor statements.

Item 5.01.	Change in Control

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Letter to investors dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MONITOR TRUST III – SERIES J

By: Kenmar Preferred Investments, LLC,

its Managing Owner

By:

James A. Parrish

President

Date: January 29, 2018